CONFIDENTIAL. FOR INTERNAL USE ONLY – DO NOT DUPLICATE OR DISTRIBUTE. 1 Fourth-Quarter & Full-Year 2024 Earnings February 26, 2025 Exhibit 99.2

2 Safe Harbor Statements and Non-GAAP Results These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," “model”, "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to, information regarding: First Quarter 2025 outlook, including revenue, adjusted EBITDA, adjusted EBITDA margin, and earnings per share and the drivers thereof; Full-Year 2025 guidance framework, including organic revenue growth, digital retail solutions (“DRS”) and ATM managed services (“AMS”) organic revenue growth, adjusted EBITDA margin, free cash flow conversion and shareholder returns and the drivers thereof the Company’s capital allocation priorities, including expected share repurchase activity; working capital improvements; the impact of macroeconomic factors and general market trends, including precious metal market trends, foreign inflation rates and potential future pandemics or recessions, strategic priorities and initiatives, including transformation initiatives, the Brink’s Business System and technology and systems investments; and expected growth from the deployment of DRS and AMS, including expected timing of onboarding and deployment of devices for recently acquired customers. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, new or increased international tariffs, inflation, and changes in interest rates; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; risks associated with the usage of artificial intelligence (“AI”); our ability to maintain an effective IT infrastructure and safeguard confidential information and risks related to a failure of our information technology systems and networks, including cloud-based applications, and risks associated with current and emerging technology threats, and damage from computer viruses, unauthorized access, cyber attacks, including increasingly sophisticated cyber attacks incorporating the use of AI and other similar disruptions; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), military conflicts (including but not limited to the conflict in Israel and surrounding areas, as well as the possible expansion of such conflicts and potential geopolitical consequences), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages, negotiations with organized labor and work stoppages; pandemics, acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2023 and in related disclosures in our other public filings with the Securities and Exchange Commission. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink’s. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix and in the Fourth Quarter and Full Year 2024 Earnings Release available in the Quarterly Results section of the Brink’s website: www.brinks.com

3 Fourth-Quarter Results Summary • Organic revenue growth of 11% – AMS/DRS organic growth of 23% and CVM organic growth of 7% • Adjusted EBITDA of $251M or 19.9% margin, EPS of $2.12 • Free Cash Flow of $302M, with 120% conversion on strong working capital performance Full-Year Results Summary • Organic revenue growth of 12% – AMS/DRS organic growth of 23% and CVM organic growth of 9% • Adjusted EBITDA of $912M or 18.2% margin, expanding by 40 basis-points, EPS of $7.17 • Free Cash Flow of $400M with 44% conversion from EBITDA growth and working capital management Strategic Progress During 2024 • Delivered an incremental $200M of higher margin AMS / DRS revenue – Accelerated AMS / DRS organic growth to 23%, representing 24% of total revenue • Strengthened global leadership team • Executed against capital allocation framework – Reduced net debt leverage to 2.8x EBITDA – Returned $245M or 61% of FCF to shareholders - 20% increase in share repurchases and a 10% increase in dividends per share Introducing 2025 Full-Year Guidance Framework Continuing Current Strategy • Mid to high teens AMS/DRS organic growth driving total organic growth in the mid-single digits • EBITDA expansion of 30-50bps driving FCF conversion in the mid 40% range Key Messages Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2024 Earnings Release available in the Results section of the Brink’s website www.brinks.com. (non-GAAP, $ millions, except EPS)

4 Fourth-Quarter 2024 Results (non-GAAP, $ millions, except EPS) Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2024 Earnings Release available in the Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2022 results in the Appendix. Constant currency represents 2024 results at 2023 exchange rates. 1. Conversion is calculated as Free cash flow before dividends over Adjusted EBITDA. “CONV” represents Conversion. Revenue +1% Organic +11% Acq +1% FX (10%) Adj. EBITDA 0% $1,191 $1,246 $1,264 2022 2023 2024 Constant Currency +11% Constant Currency +11% EPS (23%) Constant Currency (6%) $2.10 $2.76 $2.12 2022 2023 2024 $247 $252 $251 2022 2023 2024 19.9% Margin 20.2% Margin 20.8% Margin TTM Free Cash Flow 0% Conversion of 44%1 $222 $400 $400 2022 2023 2024 44% CONV 46% CONV 28% CONV

5 Full Year 2024 Revenue & Adjusted EBITDA by Segment ($ millions) Notes: See detailed reconciliation of non-GAAP to GAAP Adjusted EBITDA results in the Appendix. Constant currency represents 2024 results at 2023 exchange rates. $1,601 $1,650 2023 2024 $259 $276 2023 2024 16.2% Margin 16.8% Margin $1,332 $1,311 2023 2024 $334 $326 2023 2024 25.1% Margin 24.9% Margin $804 $824 2023 2024 $189 $195 2023 2024 23.4% Margin 23.6% Margin Latin America Revenue (2%) Adj. EBITDA (2%) Constant currency 35% +46% North America Revenue +3% Adj. EBITDA +7% Constant currency +3% +7% Europe Revenue +8% Adj. EBITDA +9% Constant currency +8% +9% Rest of World Revenue +2% Adj EBITDA +3% Constant currency +3% +4% Organic +2% +6% Acq +1% +1% FX – – Organic +35% +46% Acq – – FX (36%) (48%) Organic +7% +8% Acq +1% – FX – – Organic +3% +4% Acq/Disp – – FX – – $1,137 $1,227 2023 2024 $179 $195 2023 2024 15.9% Margin 15.8% Margin AMS/DRS Mix 27% AMS/DRS Mix 16% AMS/DRS Mix 39% AMS/DRS Mix 9%

6 Pandemic $129 $168 $154 $217 $228 $259 $276 11.7% 12.3% 12.2% 15.4% 14.4% 16.2% 16.8% 2018 2019 2020 2021 2022 2023 2024 Accelerating Investments to Improve Margins in North America North America Adj. EBITDA and Adj. EBITDA Margins North America Adj. EBITDA +15% CAGR with Adj. EBITDA Margins +510bps Since 2018 CAGR 15% • Shifting revenue to higher margin AMS/DRS  From 15% in 2020 to 27% in 2024 • Customer portfolio rationalization efforts • Brink’s Business System deployment driving standardization and productivity • Productivity and safety metrics improving  TRIR better sequentially and YoY  Delivered significant improvements in routing and processing productivity (non-GAAP, $ millions) Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2024 Earnings Release available in the Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP Adjusted EBITDA results in the Appendix Margin Improvement Drivers

7 $359 $530 $743 $1,012 $1,212 10% 13% 16% 21% 24% 2020 2021 2022 2023 2024 2025 Target AMS/DRS Cash & Valuables Mgmt AMS/DRS Percent of Total AMS/DRS Delivering Growth and Margin Improvement • Fourth quarter organic growth of 7% • Stabilization of global services in Q4 with 2025 growth momentum • Argentina inflation moderation - expected to continue in 2025 Cash & Valuables Management • Strong global customer demand and backlog • 20% increase in installed devices in full-year 2024 • Mid-teens organic growth in Q4 across all regions • Large growing and under-penetrated world-wide markets Digital Retail Solutions Customer Offerings ATM Managed Services • Double-digit ATM device growth in full-year 2024 • Sainsbury’s onboarding on track with full deployment still expected by mid-2025 • Recent customer win in Asia Pacific expected to onboard in 2025 Brink’s Revenue Mix AMS / DRS Revenue up ~130% since 2021; Mid to High Teens Organic Growth Expected in 2025 ($ millions) 25-27%

8 Fourth-Quarter Revenue and Adjusted EBITDA vs 2023 (non-GAAP, $ millions) Revenue $1,246 $73 $61 $9 $1,388 ( $123 ) $1,264 2023 Revenue Organic Cash & Valuables Mgmt. Organic DRS & AMS Acq / Disp* 2024 Constant Currency Revenue FX 2024 Revenue Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Constant currency represents 2024 results at 2023 exchange rates. *Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses. % Change (10%)11% 1% 1%11% Organic +$133 +7% +23% $251 $252 $28 $1 $280 ( $30 ) 2023 Adjusted EBITDA Organic Acq / Disp* 2024 Constant Currency EBITDA FX 2024 Adjusted EBITDA Adjusted EBITDA 20.2% Margin 19.9% Margin % Change 11% 11% (12%) -% 20.2% Margin -%

9 $177 ( $60 ) ( $29 ) $11 ( $6 ) $94 $56 $60 $29 $13 $251 Op Profit Interest Expense Taxes Interest Income Other Income from Continuing Ops D&A Interest Expense Taxes Stock Comp & Other Adj. EBITDA Fourth-Quarter Adjusted EBITDA and EPS vs 2023 (non-GAAP, $ millions, except EPS) 44.2 million 45.9 million 19.8% Margin -% Diluted Shares 14.0% Margin 4Q 2024 EPS: $2.12 4Q 2023 EPS: $2.76 Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Vs. 2023 ($12) ($8) $13 $2 ($28) ($33) $2 $8 ($13) $35 ($1)

10 Strong Free Cash Flow Generation Continues (Non-GAAP, $ millions) Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Fourth Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. • Significant working capital improvements driven by strategic focus and revenue mix benefits  Reduced DSO by 7 days YoY - 15 full days since 2022  Centralizing and standardizing procurement to improve payment terms with vendors  System enhancements and mix shift benefits expected to drive continued progress in 2025 • Continued capital efficiency from AMS/DRS growth enabling footprint and fleet optimization • Higher cash interest due to higher interest rates and DRS device growth Increased Focus on Free Cash Flow Driving Step Change in Cash Generation $170 $179 $206 $247 $222 $400 $400 33% 32% 36% 36% 28% 46% 44% 2018 2019 2020 2021 2022 2023 2024 Free Cash Flow & FCF as % of Adj EBITDA

11 Capital Allocation Framework Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Fourth Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Capital allocation priorities not shown in priority order. Disciplined capital allocation model targeting 50% of FCF towards shareholder returns $400M in 2024 Free Cash Flow, Conversion of 44% • Focus on deals with strong synergy potential that fit within our current footprint or service offerings 2x - 3x Net Debt Target Accretive M&A Share Repurchase Return of Capital Organic Investments Dividends • $204M in 2024; 20% increase over the prior year • Two consecutive years of double-digit dividend increases • Reduced Net debt leverage to 2.8x Adjusted EBITDA • Strategic investments driving growth and profitability • CapEx efficiency driven by AMS / DRS business model

12 Share Repurchase $204 51% Dividend $42 10%M&A $19 5% CapEx $147 37% 2024 Total Invested Capital as % of FCF Executing Against Consistent Capital Allocation Framework (Non-GAAP, $ millions) Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Fourth Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Improved Cash Generation Accelerating Shareholder Returns While Reducing Leverage 40% 52% 61% 2022 2023 2024 Cash Returned to Shareholders as a % of FCF $90 $245 $210 Shareholder Returns $245 61% 3.2x 2.9x 2.8x 2022 2023 2024 Leverage Ratio

13 First Quarter 2025 Guidance and Full Year 2025 Framework (non-GAAP, $ millions, except EPS) Notes: See detailed reconciliations of non-GAAP to GAAP 2023 results included in the Third Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. The 2024 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions. Full Year 2025 Framework Organic Growth Mid-Single Digits AMS/DRS Organic Growth Mid to High Teens Adjusted EBITDA Margin +30bps - 50bps Free Cash Flow Conversion 40% - 45% Shareholder Returns +50% of FCF First Quarter 2025 Guidance Total Revenue $1,200 - $1,250 Organic Growth 4% - 6% Total Growth (3%) - 1% Adjusted EBITDA $190 - $210 Margin ~16.3% EPS $1.10 - $1.40 • Currency headwinds offsetting stable organic growth rates • Continued AMS/DRS growth • Global services growth acceleration • Argentina inflation moderation • Segment EBITDA Margin expanding outside of Latin America • Strong organic growth across all regions • Outsized growth in AMS/DRS • Margin expansion muted by currency impact – primarily Latin America in the first half • Strong Free Cash Flow expected to allow ample return of capital to shareholders

14 Appendix

15 Partner for Customer Success Deliver secure commerce solutions Innovate to Grow Drive innovation that creates value Run the Business Better Operate with excellence and efficiency Win as Team Brink’s Unleash the power of our people CONFIDENTIAL. FOR INTERNAL USE ONLY – DO NOT DUPLICATE OR DISTRIBUTE. Our Strategic Pillars

16 Full-Year 2024 Results (non-GAAP, $ millions, except EPS) Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2024 Earnings Release available in the Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2022 results in the Appendix. Constant currency represents 2024 results at 2023 exchange rates. 1. Conversion is calculated as Free cash flow before dividends over Adjusted EBITDA. “CONV” represents Conversion. Revenue +3% Organic +12% Acq -% FX (10%) Adj. EBITDA +5% $4,536 $4,875 $5,012 2022 2023 2024 Constant Currency +13% Constant Currency +23% EPS (2%) Constant Currency +32% $5.99 $7.35 $7.17 2022 2023 2024 $788 $867 $912 2022 2023 2024 18.2% Margin 17.8% Margin 17.4% Margin TTM Free Cash Flow 0% Conversion of 44%1 $222 $400 $400 2022 2023 2024 44% CONV 46% CONV 28% CONV

17 $342 $424 $509 $567 $566 $683 $788 $867 $912 11.7% 13.3% 14.8% 15.4% 15.3% 16.3% 17.4% 17.8% 18.2% 2016 2017 2018 2019 2020 2021 2022 2023 2024 Historical Performance Establishes a Strong Foundation for 2025 Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Fourth Quarter 2023 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. 1. At midpoint of guidance range. Adjusted EBITDA Adj. EBITDA Margin 12% CAGR Pandemic Consistent Growth and Margin Expansion through Economic Cycles Expected Again in 2025 (Non-GAAP, $ millions)

18 Fourth-Quarter 2024 Revenue & Adjusted EBITDA by Segment ($ millions) Notes: See detailed reconciliation of non-GAAP to GAAP Adjusted EBITDA results in the Appendix. Constant currency represents 2024 results at 2023 exchange rates. AMS/DRS Mix based on trailing-twelve-month revenue $404 $420 2023 2024 $82 $74 2023 2024 20.2% Margin 17.7% Margin $343 $324 2023 2024 $93 $89 2023 2024 27.2% Margin 27.3% Margin $204 $210 2023 2024 $50 $51 2023 2024 24.2% Margin 24.5% Margin Latin America Revenue (6%) Adj. EBITDA (5%) Constant currency +30% +39% North America Revenue +4% Adj. EBITDA (9%) Constant currency +4% (9%) Europe Revenue +6% Adj. EBITDA +5% Constant currency +6% +5% Rest of World Revenue +3% Adj EBITDA +4% Constant currency +2% +3% Organic +3% (10%) Acq +1% +1% FX – – Organic +29% +40% Acq +1% – FX (36%) (45%) Organic +6% +5% Acq +1% – FX (1%) (1%) Organic +2% +3% Acq/Disp – – FX +1% +1% $294 $311 2023 2024 $51 $53 2023 2024 17.2% Margin 17.3% Margin AMS/DRS Mix 28% AMS/DRS Mix 17% AMS/DRS Mix 40% AMS/DRS Mix 10%

19 Full Year Revenue and Adjusted EBITDA vs 2023 (non-GAAP, $ millions) Revenue $4,875 $365 $237 $24 $5,500 ( $488 ) $5,012 2023 Revenue Organic Cash & Valuables Mgmt. Organic DRS & AMS Acq / Disp* 2024 Constant Currency Revenue FX 2024 Revenue Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Constant currency represents 2024 results at 2023 exchange rates. *Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses. % Change (10%)12% 0% 3%13% Organic +$601 +9% +23% $867 $196 $2 $1,066 ( $154 ) $912 2023 Adjusted EBITDA Organic Acq / Disp* 2024 Constant Currency EBITDA FX 2024 Adjusted EBITDA Adjusted EBITDA 17.8% Margin 18.2% Margin % Change 23% 23% (18%) 5% 19.4% Margin -%

20 $629 ( $235 ) ( $101 ) $49 ( $21 ) $321 $223 $235 $101 $31 $912 Op Profit Interest Expense Taxes Interest Income Other Income from Continuing Ops D&A Interest Expense Taxes Stock Comp & Other Adj. EBITDA Full-Year Adjusted EBITDA and EPS vs 2023 (non-GAAP, $ millions, except EPS) 44.8 million 46.9 million 18.2% Margin +5% Diluted Shares 12.6% Margin 2024 EPS: $7.17 2023 EPS: $7.35 Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Vs. 2023 $14 ($32) $17 $13 ($34) ($23) $12 $32 ($17) $41 $45

21 Fourth-Quarter 2024 Revenue & Operating Profit by Segment ($ millions) Note: Constant currency represents 2024 results at 2023 exchange rates. $404 $420 2023 2024 $62 $52 2023 2024 15.3% Margin 12.5% Margin $343 $324 2023 2024 $80 $76 2023 2024 23.2% Margin 23.4% Margin $204 $210 2023 2024 $43 $45 2023 2024 21.0% Margin 21.3% Margin Latin America Revenue (6%) Operating Profit (5%) Constant currency +30% +45% North America Revenue +4% Operating Profit (15%) Constant currency +4% (15%) Europe Revenue +6% Operating Profit +5% Constant currency +6% +6% Rest of World Revenue +3% Operating Profit 4% Constant currency +2% 3% Organic +3% (16%) Acq +1% +1% FX – – Organic +29% +45% Acq +1% – FX (36%) (49%) Organic +6% +5% Acq +1% +1% FX (1%) (1%) Organic +2% 3% Acq/Disp – – FX +1% 1% $294 $311 2023 2024 $38 $40 2023 2024 12.8% Margin 12.9% Margin

22 Full Year 2024 Revenue & Operating Profit by Segment ($ millions) Note: Constant currency represents 2024 results at 2023 exchange rates. $1,601 $1,650 2023 2024 $185 $194 2023 2024 11.6% Margin 11.8% Margin $1,332 $1,311 2023 2024 $280 $272 2023 2024 21.0% Margin 20.8% Margin $804 $824 2023 2024 $164 $169 2023 2024 20.4% Margin 20.5% Margin Latin America Revenue (2%) Operating Profit (3%) Constant currency +35% +53% North America Revenue +3% Operating Profit 5% Constant currency +3% 5% Europe Revenue +8% Operating Profit +10% Constant currency +8% +10% Rest of World Revenue +2% Operating Profit 3% Constant currency +3% 3% Organic +2% +4% Acq +1% +1% FX – – Organic +35% +53% Acq +% -% FX (36%) (56%) Organic +7% +10% Acq +1% +1% FX -% – Organic +3% 3% Acq/Disp – – FX – – $1,137 $1,227 2023 2024 $125 $138 2023 2024 11.2% Margin 11.0% Margin

23 Net Debt and Leverage Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Fourth Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. 1. Net of unamortized debt issuance costs of $6 million as of 12/31/2023 and $12 million as of 12/31/2024. 2. Net Debt divided by Adjusted EBITDA. (Non-GAAP, $ millions)Leverage Within Targeted Range $867 $912 Q4 2023 TTM Q4 2024 TTM Net Debt Adjusted EBITDA and Financial Leverage Adjusted EBITDA $994 $1,388 $1,527 $1,194 $2,521 $2,582 12/31/2023 12/31/2024 Unsecured Senior Notes1 Secured Net Debt Leverage Ratio2 2.9 2.8

24 Brink’s is Well Positioned to Deliver During Market Uncertainties 7% -0.5% 4% 7% 6% 4% 5% 3% 6% 6% 7% 6% -7% 5% 12% 9% 12% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 PandemicRecession Organic Revenue Growth1 Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. Amounts may not add due to rounding. 1. Total company organic revenue growth adjusted to exclude Venezuela prior to the 2018 deconsolidation. • Organic growth has been consistent over last 15+ years • Recent years impacted by Argentina inflation that is expected to moderate over 2025 • Resilience during macro economic volatility • Diverse geographic and end-market customer base North America 33% Latin America 26% Europe 24% Rest of World 16% Geographic Revenue Mix (2024 FY) (non-GAAP) • Revenue is geographically balanced across the world • Creates total company stability during market specific economic events • Brink’s is well positioned to capitalize on opportunities in all region

25 Q4 Full Year EPS: GAAP 1.01$ 3.63 Reorganization and Restructuring(a) 0.06 0.64 Acquisitions and dispositions(a) 0.33 1.33 Argentina highly inflationary impact(a) 0.38 1.00 Chile antitrust matter(a) - 0.02 Ship loss matter(a) 0.08 0.08 Retirement plans(b) 0.08 0.17 Change in allowance estimate(a) (0.01) 0.25 Valuation allowance on tax credits(b) (0.01) (1.11) Income tax rate adjustment(c) 0.18 - Non-GAAP 2.10$ 5.99 2022 2022 Non-GAAP Results Reconciled to GAAP Amounts may not add due to rounding. The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) (a) See “Other Items Not Allocated To Segments” on slides 27-30 for details. (b) See "Reconciliations of Non-GAAP to GAAP Measures" on slides 31-32 for details. (c) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 30.3% for 2022 and 33.6% for 2021. (d) There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented. (e) Due to the impact of Argentina highly inflationary accounting, there was a $0.5 million non-GAAP adjustment for a gain in 2018, a $0.1 million non-GAAP adjustment for a gain in 2020, a $0.6 million non-GAAP adjustment for a loss in the first quarter of 2022, a $0.9 million non-GAAP adjustment for a loss in the second quarter of 2022, a $0.5 million non-GAAP adjustment for a loss in the third quarter of 2022, and a $4.0 million non-GAAP adjustment for a full-year loss in 2022. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented. (f) Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017. (g) Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017. (h) Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases. (i) Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million. (j) Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.6 million in the second half of 2018 and $0.9 million in 2019 and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect.

Non-GAAP Results Reconciled to GAAP (2016 – 2022 Adjusted EBITDA)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions, except for per share amounts)

	2016 Full Year	2017 Full Year	2018 Full Year	2019 Full Year	2020 Full Year	2021 Full Year	2022 Q4	2022 Full Year
Revenues:								
GAAP	$ 3,020.6	$ 3,347.0	$ 3,488.9	$ 3,683.2	$ 3,690.9	$ 4,200.2	$ 1,190.9	$ 4,535.5
Venezuela operations[a]	(109.4)	(154.1)	(51.4)	-	-	-	-	-
Acquisitions and dispositions[a]	(2.8)	-	-	0.5	-	-	-	-
Internal loss[a]	-	-	-	(4.0)	-	-	-	-
Non-GAAP	$ 2,908.4	$ 3,192.9	$ 3,437.5	$ 3,679.7	$ 3,690.9	$ 4,200.2	$ 1,190.9	$ 4,535.5
Adjusted EBITDA:								
Net income (loss) attributable to Brink's	$ 34.5	$ 16.7	$ (33.3)	$ 29.0	$ 16.0	$ 105.2	$ 45.0	$ 170.6
Interest expense	20.4	32.2	66.7	90.6	96.5	112.2	43.8	138.8
Income tax provision	78.5	157.7	70.0	61.0	56.6	120.3	44.7	41.4
Depreciation and amortization	131.6	146.6	162.3	185.0	206.8	239.5	65.9	245.8
EBITDA	$ 265.0	$ 353.2	$ 265.7	$ 365.6	$ 375.9	$ 577.2	$ 199.4	$ 596.6
Discontinued operations	1.7	0.2	-	(0.7)	0.8	(2.1)	2.7	2.9
Retirement plans[b]	31.5	34.9	33.2	47.3	33.8	29.8	4.6	11.0
Venezuela operations[a]	(12.3)	(13.7)	(1.0)	0.9	-	-	-	-
Reorganization and Restructuring[a][j]	30.3	19.6	18.7	28.6	65.5	42.8	3.8	37.7
Acquisitions and dispositions[a]	16.4	3.2	28.1	56.8	53.0	18.8	7.0	30.9
Prepayment penalties[f]	-	8.3	-	-	-	-	-	-
Interest on Brazil tax claim[g]	-	1.6	-	-	-	-	-	-
Argentina highly inflationary impact[a]	-	-	7.5	12.7	8.8	10.1	15.8	42.7
Change in allowance estimate[a]	-	-	-	-	-	-	(0.4)	15.6
Ship loss matter[a]	-	-	-	-	-	-	4.9	4.9
Chile antitrust matter[a]	-	-	-	-	-	9.5	0.3	1.4
Internal loss[a]	-	-	-	20.9	6.9	(21.1)	-	-
Reporting compliance[a]	-	-	4.5	2.1	0.5	-	-	-
Gain on lease termination[h]	-	-	-	(5.2)	-	-	-	-
Loss on deconsolidation of Venezuela operations[i]	-	-	126.7	-	-	-	-	-
Income tax rate adjustment[c]	-	-	-	-	-	-	(0.8)	-
Share-based compensation[d]	9.5	17.7	28.3	35.0	31.3	34.0	12.3	48.6
Marketable securities (gain) loss[e]	(0.5)	(1.5)	(2.7)	2.9	(10.5)	(16.4)	(2.2)	(4.0)
Adjusted EBITDA	$ 341.6	$ 423.5	$ 509.0	$ 566.9	$ 566.0	$ 682.6	$ 247.4	$ 788.3

Non-GAAP results should not be considered as an alternative to results determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.

The items excluded from non-GAAP measures are considered by us to be nonrecurring, infrequent or unusual costs and gains as well as other items not considered part of our operations and revenue generating activities. Non-recurring and infrequent items are items that are not reasonably expected to recur in the following two years.

Amounts may not add due to rounding. See slide 25 for footnote explanations.

BRINKS 26

27 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Reorganization and Restructuring 2022 Global Restructuring Plan 2016 Restructuring Executive Leadership and Board of Directors 2015 Restructuring Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017, primarily severance costs. We recognized charges of $7.6 million in 2018, primarily severance costs. We recognized charges of $28.8 million in 2019, primarily severance costs and charges related to the modification of share-based compensation awards. We recognized $66.6 million net costs in operating profit and $0.6 million costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. As a result of these actions, we recognized $43.6 million net costs in 2021, primarily severance costs. We recognized $16.6 million in net costs in 2022, primarily severance costs. The majority of the costs from 2022 restructuring plans result from the exit of a line of business in a specific geography with most of the remaining costs due to management initiatives to address the COVID-19 pandemic. Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Costs associated with certain reorganization and restructuring actions are excluded from reported non-GAAP results. These items include primarily severance charges and asset impairment losses. The 2022 Global Restructuring Plan was designed to, among other things, enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions in light of the COVID-19 pandemic. Other restructuring actions were primarily in response to the COVID-19 pandemic and a decision to exit a line of business in our Canada operating unit. Due to the unusual nature of the underlying events that led to these actions, the charges are not considered part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. In the third quarter of 2022, management began a restructuring program across our global business operations. The actions were taken to enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions. As a result of actions taken, we recognized $22.2 million in charges in 2022 under this restructuring, primarily severance costs. In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $18.1 million in 2016, $17.3 million in 2017, and an additional $13.0 million in 2018. The actions under this program were substantially completed in 2018, with cumulative pretax charges of approximately $48 million. In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions.

28 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) 2022 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $52.0 million in 2022. • Net charges of $7.8 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions. • We incurred $4.8 million in integration costs, primarily related to PAI and G4S, in 2022. • Transaction costs related to business acquisitions were $5.6 million in 2022. • Restructuring costs related to acquisitions were $0.2 million in 2022. • Compensation expense related to the retention of key PAI employees was $3.5 million in 2022. 2021 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $47.7 million in 2021. • We incurred $10.5 million in integration costs, primarily related to G4S, in 2021. • Transaction costs related to business acquisitions were $6.5 million in 2021. • Restructuring costs related to acquisitions were $5.3 million in 2021. • Compensation expense related to the retention of key PAI employees was $1.8 million in 2021. 2020 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $35.1 million in 2020. • We incurred $23.5 million in integration costs related to Dunbar and G4S in 2020. • Transaction costs related to business acquisitions were $19.3 million in 2020. • Restructuring costs related to acquisitions were $4.7 million in 2020. 2019 Acquisitions and Dispositions • We incurred $43.1 million in integration costs related to Dunbar, Rodoban, COMEF and TVS in 2019. • Amortization expense for acquisition-related intangible assets was $27.8 million in 2019. • Restructuring costs related to acquisitions, primarily Rodoban and Dunbar, were $5.6 million in 2019. • Transaction costs related to business acquisitions were $7.9 million in 2019. • Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019. • In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil. 2018 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $17.7 million in 2018. • Integration costs in 2018 related to acquisitions in France and the U.S. were $8.1 million. • 2018 transaction costs related to business acquisitions were $6.7 million. • We incurred 2018 severance charges related to our acquisitions in Argentina, France, U.S. and Brazil of $5.0 million. • Compensation expense related to the retention of key Dunbar employees was $4.1 million in 2018. • We recognized a net gain in 2018 ($2.6 million, net of statutory employee benefit) on the sale of real estate in Mexico. Acquisitions and dispositions Certain acquisition and disposition items are not part of the Company's operations and revenue generating activities. These items include non-cash amortization expense for acquisition-related intangible assets, as well as integration, transaction, restructuring and certain compensation costs. All of the items are significantly impacted by the timing and nature of our acquisitions and dispositions, and many are inconsistent in amount and frequency. Management has excluded these amounts when evaluating internal performance. Therefore, we have not allocated these amounts to segment or Corporate results and have excluded these amounts from non-GAAP results. These items are described below: • We recognized $12.5 million in charges in Argentina in 2022 for expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together "Maco"). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022.

29 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) 2017 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. • A net gain of $7.8 million was recognized in 2017 related to the sale of real estate in Mexico. • We incurred 2017 severance costs of $4.0 million related to our acquisitions in Argentina and Brazil. • Transaction costs were $2.6 million related to acquisitions of new businesses in 2017. • We recognized currency transaction gains of $1.8 million related to acquisition activity in 2017. 2016 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $3.6 million in 2016. • Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016. Ship loss matter In 2015, Brink’s placed cargo containing customer valuables on a ship which suffered extensive damages and losses of cargo. Our cargo did not suffer any damage. However, the ship owner declared a "general average claim," an ancient maritime law principle, to recover losses from customers with undamaged cargo based on the pro rata value of ship cargo. In the fourth quarter of 2022, we recognized a $4.9 million charge for our estimate of the probable loss. Due to the unusual nature of the events that led to the charge, a similar charge is not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years. Management has excluded this amount when evaluating internal performance. Therefore, it has not been allocated to segment or Corporate results and is excluded from non-GAAP results. • Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation were included in items not allocated to segments and were excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations were treated similarly to the Republic of Ireland. Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the second half of 2018, we recognized $8.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $6.2 million. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $11.3 million. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. In 2021, we recognized $11.9 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. In 2022, we recognized $41.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $37.6 million. Highly inflationary adjustments also impact gains and losses on marketable securities due to the change in exchange rates. These non-cash charges are not part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Change in allowance estimate In the first quarter of 2022, we refined our global methodology of estimating the allowance for doubtful accounts. Our previous method to estimate currently expected credit losses in receivables (the allowance) was weighted significantly to a review of historical loss rates and specific identification of higher risk customer accounts. It also considered current and expected economic conditions in determining an appropriate allowance. As many of our regions began to recover from the pandemic, we re-assessed those earlier assumptions and estimates. Our updated method now also includes an estimated allowance for accounts receivable significantly past due in order to adjust for at-risk receivables not captured in our previous method. As part of the analysis under the updated estimation methodology, we noted an increase in accounts receivable significantly past due, particularly in the U.S., and we recorded an additional allowance of $16.7 million. In the subsequent quarters of 2022, the additional allowance was reduced by $1.1 million as a result of collections. The charge and credit were not reflective of the Company's operations and revenue generating activities in the periods recorded. Additionally, given the unusual nature of the events that led to the charge (i.e. the COVID-19 pandemic), a similar charge is not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

30 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Reporting compliance We incurred certain compliance costs related to the implementation and January 1, 2019 adoption of the new lease accounting standard, primarily third-party costs ($2.7 million in 2018, $1.8 million in 2019, $0.5 million in 2020, and no significant amounts in the other periods presented) and remediation of material weaknesses in internal controls over financial reporting, primarily third-party costs ($1.8 million in 2018, $0.3 million in 2019, and no such costs in the other periods presented). These third-party costs are not part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts is such that they are not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Chile antitrust matter We recognized an estimated loss of $9.5 million in the third quarter of 2021 and recognized additional amounts in subsequent years (which were primarily related to changes in currency rates). Overall, these charges related to a potential fine associated with an investigation by the Chilean Fiscalía Nacional Económica or "FNE" (the Chilean antitrust agency). The investigation is related to potential anti-competitive practices among competitors in the cash logistics industry in Chile. These costs are not considered part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts, including the estimated loss and associated third-party costs, is such that they are not reasonably likely to recur within two years, nor were there similar charges within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Internal loss We recorded charges and gains associated with the impact of actions by a former non-management employee in our U.S. global services operations. The former employee embezzled funds from Brink's and, in an effort to cover up the embezzlement, intentionally misstated the underlying accounts receivable subledger data. We incurred costs to reconstruct the accounts receivable subledger, to reserve for uncollectible receivables and for legal expenses to recover insurance claims. Subsequently, we recognized gains as we collected previously reserved receivables and the insurance claims. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was completed during the third quarter of 2019. In 2020, we incurred $0.3 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we planned to attempt to collect these receivables, we estimated an increase to bad debt expense of $20.1 million in the second half of 2019. We estimated an increase to bad debt expense of $6.6 million in 2020. In 2021, we recognized a decrease in bad debt expense of $3.7 million and $1.3 million of legal charges. In the fourth quarter of 2021, we successfully collected $18.8 million of insurance recoveries. Both the expenses and the gains related to this matter are not part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts is such that they are not reasonably likely to recur within two years, nor were there similar charges or gains within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

31 Non-GAAP Measures and Reconciliations to GAAP Measures • • • • • Impact of Acquisitions/ Dispositions: This measure represents the impact of acquisitions or dispositions without a full year of reported results in either comparable period. • • Non-GAAP pre-tax income, Non-GAAP income tax and Non-GAAP effective income tax rate: Non-GAAP pre-tax income and non-GAAP income tax equal their GAAP counterparts excluding the applicable impacts of Other Items not Allocated to Segments as well as certain retirement plan expenses/gains and unusual adjustments to deferred tax asset valuation allowances. Non-GAAP effective income tax rate equals non-GAAP income tax divided by non-GAAP pre-tax income. Non-GAAP diluted earnings per share ("EPS") from continuing operations attributable to Brink's common shareholders: This measure equals non-GAAP income from continuing operations attributable to Brink's divided by diluted shares. Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA: EBITDA is calculated by starting with net income attributable to Brink's and adding back the amounts for interest expense, income taxes, depreciation and amortization. Adjusted EBITDA equals EBITDA excluding the applicable impacts of Other Items not Allocated to Segments as well as certain retirement plan expenses/gains, unusual adjustments to deferred tax asset valuation allowances, income tax rate adjustment, share-based compensation and marketable securities (gain) loss. Non-GAAP income from continuing operations attributable to Brink's: This measure equals GAAP income from continuing operations attributable to Brink's excluding Other Items not Allocated to Segments as well as certain retirement plan expenses/gains and unusual adjustments to deferred tax asset valuation allowances. Non-GAAP operating profit and Non-GAAP operating profit margin: Non-GAAP operating profit equals GAAP operating profit excluding Other Items not Allocated to Segments. Non-GAAP operating margin equals non-GAAP operating profit divided by revenues. In addition to the rationale described above, we believe the following non-GAAP metrics are helpful in assessing cash flow and financial leverage consistent with how our management evaluates performance: Free Cash Flow before Dividends: This non-GAAP measure reflects Management’s calculation of cash flows that are available for capital or investing activities such as paying dividends, share repurchases, debt, acquisitions and other investments. The measure is calculated as net cash flows from operating activities, adjusted to exclude certain operating activities related to cash that is not available for corporate purposes, including the impact of cash flows from restricted cash held for customers, as well as cash received and processed in certain of our secure cash management services operations. The resulting amount is further adjusted to include the impact of cash flows related to equipment used to operate our business, including capital expenditures, cash proceeds from sale of property and equipment, as well as proceeds from lessor debt financing. The latter item, which is part of cash flows from financing activities and relates to the subsequent financings of certain capital expenditures, was added to our calculation in the second quarter of 2024 as we believe such cash flows are similar in nature to transactions reported in Investing Activities, which have historically been included in our calculation. Prior amounts were recast to reflect this change. Non-GAAP measures described below and included in this filing are financial measures that are not required by or presented in accordance with GAAP. The purpose of the disclosure of these non-GAAP measures is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. These non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. The reconciliations in the tables below include adjustments that we do not consider reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, certain non-GAAP results, including non-GAAP operating profit, are utilized as performance measures in certain management incentive compensation plans. In addition to the rationale described above, we believe the following non-GAAP metrics are helpful to investors in assessing results of operations consistent with how our management evaluates performance: The items excluded from non-GAAP measures are considered by us to be nonrecurring, infrequent or unusual costs and gains as well as other items not considered part of our operations and revenue generating activities. Non-recurring and infrequent items are items that are not reasonably expected to recur in the following two years. Non-GAAP results should not be considered as an alternative to results determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.

32 Non-GAAP Measures and Reconciliations to GAAP Measures • Reconciliations of Non-GAAP to GAAP Measures Valuation allowance on tax credits As a result of new foreign tax credit regulations, we released a valuation allowance on deferred tax assets and recorded a significant income tax credit in 2022. We then re- established some of the valuation allowance in 2023 primarily related to adjustments to the previous foreign tax credit changes, resulting in a significant incremental income tax expense. In 2024, we released an incremental valuation allowance on deferred tax assets that was otherwise expected to expire and recorded a tax credit. The gains and charges related to major tax law changes that impacted U.S. foreign tax credits. These gains and charges are not considered to be part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. Therefore, they are excluded from non-GAAP results. Change in restricted cash held for customers Restricted cash held for customers is not available for general corporate purposes such as payroll, vendor invoice payments, debt repayment, or capital expenditures. Because the cash is not available to support the Company's operations and revenue generating activities, management excludes the changes in the restricted cash held for customers balance when assessing cash flows from operations. We believe that the exclusion of the change in restricted cash held for customers from non-GAAP operating cash flows is helpful to users of the financial statements as it presents this financial measure consistent with how management assesses this liquidity measure. Change in certain customer obligations The title to cash received and processed in certain of our secure cash management services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and is thus not available for general corporate purposes. Because the cash is not available to support our operations and revenue generating activities, management excludes the changes in this specific cash balance when assessing cash flows from operations. We believe that the exclusion of the change in this cash balance from our non-GAAP operating cash flows measure is helpful to the users of our financial statements as it presents this financial measure consistent with how our management assesses this liquidity measure. Amounts held by cash management services operations As described above, cash held in certain of our secure cash management services operations is not available to support our operations and revenue generating activities. Therefore, management excludes this specific cash balance when assessing our liquidity and capital resources, and in our computation of Net Debt. We believe that the exclusion of this cash balance from our non-GAAP Net Debt measure is helpful to the users of our financial statements as it presents this financial measure consistent with how our management assesses this liquidity measure. Retirement plans We incur costs, such as interest expense and amortization of actuarial gains and losses, associated with certain retirement plans that have been frozen to new entrants. Furthermore, we also incur non-cash settlement charges and curtailment gains related to all of our retirement plans. These costs and gains are not considered to be part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. Therefore, they are excluded from non-GAAP results. Non-GAAP measures are reconciled to comparable GAAP measures either in the tables below or in “Liquidity and Capital Resources” section. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented. Most of the reconciling adjustments are described in Other Items Not Allocated to Segments on Slide C. Additional reconciling items include the following: Net Debt: Net Debt equals total debt less cash and cash equivalents available for general corporate purposes. We exclude from cash and cash equivalents amounts held by our cash management services operations, as such amounts are not considered available for general corporate purposes.

Non-GAAP Reconciliation – Segment Adjusted EBITDA

The Brink's Company and subsidiaries
(In millions)

Segment Adjusted EBITDA:	2023						2024					
	Q4			Full Year			Q4			Full Year		
	GAAP amounts	Add back: Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Add back: Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Add back: Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Add back: Depreciation and amortization	Segment Adjusted EBITDA
Operating Profit:												
North America	$ 61.6	20.0	81.6	185.2	73.9	259.1	$ 52.4	21.7	74.1	194.0	82.4	276.4
Latin America	79.7	13.6	93.3	280.3	53.6	333.9	75.8	12.7	88.5	272.3	53.9	326.2
Europe	37.9	13.1	51.0	125.0	54.2	179.2	39.7	13.7	53.4	137.9	57.0	194.9
Rest of World	42.9	6.6	49.5	164.1	24.4	188.5	44.7	6.7	51.4	168.6	26.2	194.8
Total Segment	222.1	53.3	275.4	754.6	206.1	960.7	212.6	54.8	267.4	772.8	219.5	992.3
Corporate	(32.6)	-		(139.6)	5.3		(35.4)	0.8		(143.4)	3.5	
Other Items not Allocated to Segments	(87.4)	16.2		(189.8)	64.4		(72.7)	17.4		(176.4)	70.3	
Total operating profit	$ 102.1			425.2			$ 104.5			453.0		
Interest expense	(52.3)			(203.8)			(60.1)			(235.4)		
Interest and other nonoperating income (expense)	2.7			14.4			12.4			48.7		
Provision for income taxes	(58.2)			(139.2)			(17.2)			(92.7)		
Income (expense) from discontinued operations, net of tax	1.2			1.7			1.2			1.1		
Net income attributable to noncontrolling interests	(0.5)			(10.6)			(2.3)			(11.8)		
Net income attributable to Brink's	$ (5.0)			87.7			$ 38.5			162.9		

Segment Adjusted EBITDA is defined as Segment Operating Profit excluding the impact of Segment depreciation and amortization.
Amounts may not add due to rounding.

BRINKS 33

34 Adjusted EBITDA Reconciliation The Brink’s Company and subsidiaries (In millions) (a) See detailed reconciliations of the Fourth Quarter and Full Year 2024 and the Fourth Quarter and Full Year 2023 Segment Adjusted EBITDA in the Appendix. (b) See detailed reconciliations of non-GAAP to GAAP results on slide 35. (c) Due to reorganization and restructuring activities, there was a $0.9 million non-GAAP adjustment to share-based compensation in 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented. (d) Due to the impact of Argentina highly inflationary accounting, there was a $31.9 million non-GAAP adjustment for a loss in the fourth quarter of 2023 and a $55.2 million non-GAAP adjustment for a loss in the full year 2023, a $0.4 million non-GAAP adjustment for a loss in the fourth quarter of 2024 and a $1.3 million non-GAAP adjustment for a loss in the full year 2024. There is no difference between GAAP and non-GAAP marketable securities (gain) loss amounts for the other periods presented. Q4 Full Year Q4 Full Year North America 81.6$ 259.1 74.1$ 276.4 Latin America 93.3 333.9 88.5 326.2 Europe 51.0 179.2 53.4 194.9 Rest of World 49.5 188.5 51.4 194.8 Total segment adjusted EBITDA(a) 275.4$ 960.7 267.4$ 992.3 Corporate expenses (32.6) (139.6) (35.4) (143.4) Corporate depreciation and amortization - 5.3 0.8 3.5 Interest and other nonoperating income (expense)(b) 32.8 61.8 8.8 41.2 Net income attributable to noncontrolling interests(b) (1.2) (11.6) (3.1) (12.8) Share-based compensation(c) 6.5 33.0 12.5 36.6 Marketable securities (gain) loss(d) (29.0) (42.4) - (5.5) Consolidated adjusted EBITDA 251.9$ 867.2 251.0$ 911.9 2023 2024

35 2023 – 2024 Non-GAAP Results Reconciled to GAAP The Brink’s Company and subsidiaries (In millions) (a) See “Other Items Not Allocated To Segments” details included in the Fourth Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business. (b) See "Reconciliations of Non-GAAP to GAAP Measures" on slides 31-32 for details. (c) Non-GAAP net income attributable to noncontrolling interests has been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 23.2% for 2024 and was 24.8% for 2023. Q4 Full Year Q4 Full Year Interest and other nonoperating income (expense): GAAP 2.7$ 14.4 12.4$ 48.7 Acquisitions and dispositions(a) 1.0 1.2 (1.5) (0.4) Argentina highly inflationary impact(a) 31.9 55.2 0.4 1.3 Retirement plans(b) (2.8) (9.0) (2.5) (8.4) Non-GAAP 32.8$ 61.8 8.8$ 41.2 Net income attributable to noncontrolling interests: GAAP 0.5$ 10.6 2.3$ 11.8 Acquisitions and dispositions(a) 0.2 1.0 0.3 1.0 Income tax rate adjustment(c) 0.5 - 0.5 - Non-GAAP 1.2$ 11.6 3.1$ 12.8 2023 2024

Non-GAAP Reconciliation – Segment Adjusted EBITDA

The Brink's Company and subsidiaries
(In millions)

Segment Adjusted EBITDA:	2018 Full Year			2019 Full Year			2020 Full Year			2021 Full Year			2022 Full Year		
		Add back:			Add back:			Add back:			Add back:			Add back:	
	GAAP amounts	Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Depreciation and amortization	Segment Adjusted EBITDA
Operating Profit:															
North America	$ 70.9	58.2	129.1	104.1	64.2	168.3	$ 91.7	62.3	154.0	$ 148.4	68.7	217.1	$ 159.1	69.1	228.2
Latin America	254.9	40.2	295.1	296.9	44.8	341.7	233.6	44.0	277.6	257.3	46.2	303.5	277.7	49.1	326.8
Europe	43.0	20.2	63.2	42.6	21.3	63.9	51.2	32.2	83.4	89.8	41.4	131.2	98.4	39.6	138.0
Rest of World	74.1	11.1	85.2	75.7	11.0	86.7	117.1	20.0	137.1	131.5	23.2	154.7	163.9	23.6	187.5
Total Segment	442.9	129.7	572.6	519.3	141.3	660.6	493.6	158.5	652.1	627.0	179.5	806.5	699.1	181.4	880.5
Corporate	(96.0)	11.9		(127.7)	10.8		(112.3)	9.1		(156.5)	9.7		(148.8)	8.4	
Other Items not Allocated to Segments	(72.2)	20.7		(154.8)	32.9		(167.8)	39.2		(115.8)	50.3		(189.0)	56.0	
Total operating profit	$ 274.7			236.8			$ 213.5			$ 354.7			$ 361.3		
Interest expense	(66.7)			(90.6)			(96.5)			(112.2)			(138.8)		
Loss on deconsolidation of Venezuela operations	(126.7)			-			-			-			-		
Interest and other nonoperating income (expense)	(38.8)			(52.7)			(37.7)			(7.0)			3.7		
Provision for income taxes	(70.0)			(61.0)			(56.6)			(120.3)			(41.4)		
Income (expense) from discontinued operations, net of tax	-			0.7			(0.8)			2.1			(2.9)		
Net income attributable to noncontrolling interests	(5.8)			(4.2)			(5.9)			(12.1)			(11.3)		
Net income attributable to Brink's	$ (33.3)			29.0			$ 16.0			$ 105.2			$ 170.6		

Segment Adjusted EBITDA is defined as Segment Operating Profit excluding the impact of Segment depreciation and amortization.
Amounts may not add due to rounding.

BRINKS 36

37 Adjusted EBITDA Reconciliation The Brink’s Company and subsidiaries (In millions) (a) See detailed reconciliations of the 2018 to 2022 Segment Adjusted EBITDA in the Appendix. (b) See detailed reconciliations of non-GAAP to GAAP results on slide 38. (c) Due to reorganization and restructuring activities, there was a $0.1 million non-GAAP adjustment to share-based compensation in 2018 and a $7.7 million non-GAAP adjustment in 2019. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented. (d) Due to the impact of Argentina highly inflationary accounting, there was a $0.5 million non-GAAP adjustment for a gain in 2018, a $0.1 million non-GAAP adjustment for a gain in 2020, and a $4.0 million non-GAAP adjustment for a loss in 2022. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented. 2018 2019 2020 2021 2022 Full Year Full Year Full Year Full Year Full Year North America 129.1$ 168.3$ 154.0$ 217.1$ 228.2$ Latin America 295.1 341.7 277.6 303.5 326.8 Europe 63.2 63.9 83.4 131.2 138.0 Rest of World 85.2 86.7 137.1 154.7 187.5 Total segment adjusted EBITDA(a) 572.6$ 660.6$ 652.1$ 806.5$ 880.5$ Corporate expenses (96.0) (127.7) (112.3) (156.5) (148.8) Corporate depreciation and amortization 11.9 10.8 9.1 9.7 8.4 Interest and other nonoperating income (expense)(b) 1.7 (10.4) 3.0 18.8 16.1 Net income attributable to noncontrolling interests(b) (6.8) (4.3) (6.7) (13.5) (12.5) Share-based compensation(c) 28.3 35.0 31.3 34.0 48.6 Marketable securities (gain) loss(d) (2.7) 2.9 (10.5) (16.4) (4.0) Consolidated adjusted EBITDA 509.0$ 566.9$ 566.0$ 682.6$ 788.3$

38 2018 – 2022 Non-GAAP Results Reconciled to GAAP The Brink’s Company and subsidiaries (In millions) (a) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans and costs related to our frozen non-U.S. retirement plans are also excluded from non-GAAP results. (b) See “Other Items Not Allocated To Segments” for details on slides 27-30. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business. (c) Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases. (d) Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.9 million in 2019 ($0.6 million in the second half of 2018) and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect. 2018 2019 2020 2021 2022 Full Year Full Year Full Year Full Year Full Year Interest and other nonoperating income (expense): GAAP (38.8)$ (52.7)$ (37.7)$ (7.0)$ 3.7$ Retirement plans(a) 33.2 47.3 33.8 29.8 11.1 Venezuela operations(b)(d) 3.4 0.9 - - - Reorganization and Restructuring(b) - - 0.5 - - Acquisitions and dispositions(b) 4.4 (0.7) 6.5 (4.4) (2.6) Argentina highly inflationary impact(b) (0.5) - (0.1) 0.4 3.9 Gain on lease termination(c) - (5.2) - - - Non-GAAP 1.7$ (10.4)$ 3.0$ 18.8$ 16.1$ Net income attributable to noncontrolling interests: GAAP 5.8$ 4.2$ 5.9$ 12.1$ 11.3$ Retirement plans(a) - - - - 0.1 Venezuela operations(b) 1.0 - - - - Reorganization and Restructuring(b) - - 0.3 0.5 0.1 Acquisitions and dispositions(b) - 0.1 0.5 0.9 1.0 Non-GAAP 6.8$ 4.3$ 6.7$ 13.5$ 12.5$

39 Non-GAAP Reconciliation – Cash Flows The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) (a) Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with, GAAP. See slides 31-32 for further information and descriptions of the adjustments. Full Year Full Year Full Year Full Year Full Year 2018 2019 2020 2021 2022 Cash flows provided from (used in) operating activities - GAAP 364.1$ 368.6$ 317.7$ 478.0$ 479.9$ (Increase) decrease in restricted cash held for customers(a) (44.4) (23.7) (116.3) (60.2) (50.0) (Increase) decrease in customer obligations(a) 1.7 (11.4) 6.5 (15.7) (50.0) G4S intercompany payments - - 111.1 2.6 - Capital expenditures (155.1) (164.8) (118.5) (167.9) (182.6) Proceeds from sale of property, equipment and investments 4.0 10.3 5.3 7.7 5.7 Proceeds from lessor debt financing - - - 2.5 19.4 Free cash flow before dividends(a) 170.3$ 179.0$ 205.8$ 247.0$ 222.4$

40 Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) a) Net Debt is a supplemental non-GAAP financial measure that is not required by or presented in accordance with GAAP. See slides 31-32 for further information and descriptions of the adjustments. Included within Net Debt is net cash from our Argentina operations of $104 million at December 31, 2024, $63 million at December 31, 2023 and $58 million at December 31, 2022. 2022 2023 2024 Debt: Short-term borrowings 47.2$ 151.7$ 149.3$ Long-term debt 3,355.6 3,379.6 3,746.9 Total Debt 3,402.8 3,531.3 3,896.2 Less: Cash and cash equivalents 972.0 1,176.6 1,395.3 Amounts held by Cash Management Services operations(a) (85.2) (166.2) (81.3) Cash and cash equivalents available for general corporate purposes 886.8 1,010.4 1,314.0 Net Debt(a) 2,516.0$ 2,520.9$ 2,582.2$ December 31,